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FILED PURSUANT TO RULE 424(b)(3)
TO REGISTRATION NO. 333-59847

June 4, 2004

Dear Shareholder:

        Blyth, Inc. ("Blyth") is pleased to announce its new, updated Blyth InvestDirect Stock Purchase Plan (the "Plan"), administered by EquiServe Trust Company, N.A. (the "Plan Agent"). Effective immediately, the following enhancements are available through the Plan:

  •
  Become a first-time Blyth shareholder by purchasing shares of Blyth Common Stock directly through the Plan

  •
  Purchase shares of Blyth Common Stock weekly or sell shares of Blyth Common Stock daily, easily and at low cost

  •
  Reinvest your dividends at no cost to you

  •
  Purchase shares of Blyth Common Stock with automatic deductions from your U.S. bank account, additional cash contributions by check or online, or in the case of employees of Blyth, automatic payroll deductions

  •
  Transfer or gift your shares of Blyth Common Stock easily

  •
  Utilize a "safekeeping" service for your Blyth shares (i.e., "book-entry," or certificateless, ownership) and enjoy easy tracking of your investment

        Please review the enclosed prospectus carefully, as Plan changes and features are explained in more detail. If you are not a participant and would like to take advantage of the Plan, you will need to complete and return the enclosed Enrollment Authorization Form, in the postage pre-paid envelope provided, to EquiServe Trust Company, N.A. If you are a Plan participant, no action is required if you wish to continue your participation as before. If you wish to change your participation or enroll in new features, you may do so at any time by notifying the Plan Agent as specified in the enclosed prospectus. Participation in the Plan is voluntary and you may change your investment option or withdraw from the Plan at any time.

        If you have any questions regarding Plan changes or the Plan in general, or need additional information, please contact the Plan Agent, EquiServe Trust Company, N.A., at 1-800-446-2617. Thank you for your continued investment in Blyth.

Sincerely,

/s/ Robert H. Barghaus
Vice President and Chief Financial Officer

PROSPECTUS

BLYTH, INC.

BLYTH INVESTDIRECTSM STOCK PURCHASE PLAN

        This Prospectus describes the Blyth InvestDirectSM Stock Purchase Plan (the "Plan"), a direct stock purchase plan of Blyth, Inc. ("Blyth" or the "Company"). This Prospectus relates to the offer of up to 500,000 shares of Blyth's Common Stock, par value $0.02 per share ("Common Stock"), pursuant to the Plan; it should be retained by participants in the Plan for future reference.

        The Plan is designed to provide the employees and shareholders of Blyth, as well as first-time investors, a convenient means by which to purchase shares of Blyth's Common Stock. You can enroll in the Plan and purchase Blyth shares by mail, or, if you are a U.S. resident, you can enroll online at any time at the Investor Relations section of Blyth's website at www.blyth.com or through the website of EquiServe Trust Company, N.A., the Plan Agent, at www.equiserve.com. If you are already enrolled in the Plan, you may establish an online account at Blyth's website and make additional cash investments online. Residents of the states of Arizona, Florida, Maryland, North Dakota and Rhode Island are not permitted to participate in the Plan.

        As a Plan participant you may:

  •
  Become a first-time Blyth shareholder by purchasing shares of Blyth Common Stock directly through the Plan

  •
  Purchase shares of Blyth Common Stock weekly or sell shares of Blyth Common Stock daily, easily and at low cost

  •
  Reinvest your dividends at no cost to you

  •
  Purchase shares of Blyth Common Stock with automatic deductions from your U.S. bank account, additional cash contributions by check or online or, in the case of employees of Blyth, automatic payroll deductions

  •
  Transfer or gift your shares of Blyth Common Stock easily

  •
  Utilize a "safekeeping" service for your Blyth shares (i.e., "book-entry," or certificateless, ownership) and enjoy easy tracking of your investment

        The Common Stock is listed on the New York Stock Exchange ("NYSE") under the trading symbol "BTH." On June 2, 2004, the last reported sales price of the Common Stock on the NYSE was $32.67 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The words "Blyth InvestDirectSM" are a service mark of Blyth, Inc.

June 4, 2004

BLYTH, INC.

BLYTH INVESTDIRECTSM STOCK PURCHASE PLAN

PROSPECTUS

        No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any date subsequent to the date hereof.

June 4, 2004

THE COMPANY

        Blyth, Inc. is a home expressions company headquartered in Greenwich, Connecticut, USA. The Company designs, markets and distributes an extensive line of home fragrance products, decorative accessories, seasonal decorations and personalized gifts, including scented candles, potpourri, candle- related accessories, home décor, household convenience items and photo display and archiving products. Blyth manufactures most of its candles, as well as tabletop lighting and chafing fuel for hotels, restaurants and caterers. All of its candle-related accessories and non-candle products are sourced. Its products are sold through multiple channels of distribution under different brand names, including PartyLite®, Colonial Candle of Cape Cod®, Colonial at HOME®, Kate's™, Florasense®, Seasons of Cannon Falls™, CBK®, Holiday365™, Miles Kimball®, Exposures®, Walter Drake®, The Home Marketplace® and Directions...the path to better health®, HandyFuel® and Sterno®in North America and the PartyLite®, Colonial®, Gies®, Ambria®, Carolina®, Liljeholmens® and Kaemingk® brands in Europe. Blyth was incorporated under Delaware law in 1977. Its principal executive offices are located at One East Weaver Street, Greenwich, Connecticut 06831-5118 and its telephone number is (203) 661-1926.

THE BLYTH INVESTDIRECTSM STOCK PURCHASE PLAN

PURPOSE

        The purpose of the Plan is to promote long-term stock ownership by Blyth employees and by existing and new shareholders of the Company.

PLAN ADMINISTRATION

        Blyth has appointed the existing Transfer Agent for Blyth Common Stock, EquiServe Trust Company, N.A. ("EquiServe"), as the Plan Agent to administer the Plan and to act as Agent for all Plan participants. As Plan Agent, EquiServe will purchase and hold shares of Common Stock for the Plan participants, keep records, send statements, and perform other duties required by the Plan. EquiServe, Inc. acts as service agent to EquiServe Trust Company, N.A. for some of these services.

        You may send correspondence to EquiServe addressed as follows:

EquiServe Trust Company, N.A.
Blyth InvestDirectSM Stock Purchase Plan
P.O. Box 43081
Providence, RI 02940-3081

        You may also correspond with EquiServe by phone or through its website, as follows:

EquiServe Trust Company, N.A.
Within the U.S., phone: 1-800-446-2617
Outside the U.S., phone: 1-781-575-2723
Website: www.equiserve.com

        An automated voice-response system is available 24 hours a day, 7 days a week. Customer Service associates are available between 9:00 a.m. and 5:00 p.m. Eastern time Monday through Friday.

        New investors requesting program materials may call 1-866-238-5345 (available 24 hours a day, 7 days a week). TDD: 1-800-952-9245 (a telecommunications device for the hearing-impaired).

        You may also contact EquiServe via the Internet at www.equiserve.com. Messages sent via the Internet will be responded to promptly. At EquiServe's website, you may access your share balance, sell shares, request a stock certificate and obtain online forms and other information about your account. A password is required to gain access and will be sent to you, or you may request your password by calling toll-free 1-800-446-2617.

ENROLLMENT IN BLYTH INVESTDIRECTSM

        If you own shares of Blyth Common Stock that are registered in your name, you may join the Plan by completing the enclosed Enrollment Authorization Form and returning it to EquiServe. If you are a U.S. resident, you may also enroll online by going to the Investor Relations section of Blyth's website at www.blyth.com or EquiServe's website at www.equiserve.com.

        If you own shares of Blyth Common Stock, but they are held in the name of a bank nominee or a broker in "street name," you may ask your bank or a broker to re-register some or all of your shares directly in your name. You may then enroll in the Plan as explained above. Alternatively, you may leave your existing shares in street name and separately enroll in the Plan as explained in the next paragraph.

        If you do not own any shares of Blyth Common Stock, or if you own only shares registered in street name which you do not want to enroll in the Plan, you may enroll in the Plan by completing an Initial Investment Form and enclosing a check, in U.S. dollars, for at least $250, $10 of which will be applied toward payment of an initial enrollment fee and the balance of which will be applied towards your initial investment. Investments may also be made through an automatic monthly withdrawal from your U.S. checking or savings account of $50 per month for at least 5 consecutive months. Please note that, once commenced, automatic withdrawals will continue indefinitely until you notify EquiServe in writing to the contrary. If you are a U.S. resident, you may also submit enrollment information online, and make your initial investment, as well as elect automatic monthly deductions from your U.S. checking or savings account online at www.equiserve.com.

        If you are an employee of Blyth or one of its U.S. subsidiaries who has elected to make investments through an automatic payroll deduction, you may enroll by completing the Initial Enrollment Form for Employees of Blyth, Inc. and its U.S. Subsidiaries, which is available in your local Human Resources office. Blyth has waived the enrollment fee and minimum investment, as well as the obligation to make an initial investment by check or money order, for any employee of Blyth who has elected to make investments through an automatic payroll deduction. The online feature is not available to employees of Blyth who elect to make investments through an automatic payroll deduction.

        Residents of the states of Arizona, Florida, Maryland, North Dakota and Rhode Island are not permitted to participate in the Plan.

YOUR INVESTMENT OPTIONS

  Optional Cash Investments

        Once enrolled in the Plan, you may make optional cash investments, payable in U.S. funds by check, in shares of Blyth Common Stock at any time by sending a check, payable to "EquiServe Trust Company, N.A.," using the tear-off form on your Plan Statement. Please include your account number on your check. You must invest at least $50 at any one time, up to a maximum of $125,000 per calendar year. Optional cash investments will be invested at least once every five business days.

        Checks drawn on a non-U.S. bank but payable in U.S. funds may be subject to a clearance delay and service charge. EquiServe will not accept cash, traveler's checks, money orders, or third party checks for optional cash investments.

        You may also make optional cash investments via a one-time online bank debit at EquiServe's website, www.equiserve.com. Please refer to your online confirmation for your bank account debit date and investment date.

  Automatic Investments

        You may also purchase shares of Blyth Common Stock by completing and signing an authorization form for automatic deductions and returning this form to EquiServe together with a voided blank check or savings account deposit slip from the bank account from which the funds are to be withdrawn. You must invest at least $50 at any one time, up to a maximum of $125,000 per calendar year. Once automatic deductions begin, funds will be withdrawn from your bank account on either the first or fifteenth day of each month, or both (at your option), or the next business day if either of those days is not a business day. Funds normally will be invested within five business days. You may change the amount of your automatic deductions or terminate automatic deductions by either calling EquiServe directly at 1-800-446-2617 or online at EquiServe's website, www.equiserve.com. You should allow four to six weeks for the first investment to be initiated, unless you enroll online, in which case automatic monthly deductions may occur sooner.

  Payroll Deductions

        Employees of Blyth and its U.S. subsidiaries may purchase Blyth shares by authorizing an automatic payroll deduction of at least $50 that will be deducted each month from the first paycheck of the month. Investments of automatic payroll deductions will generally occur on the 15th day of every month if a business day, or if not, on the next business day (the "Payroll Deduction Investment Date"). Automatic payroll deductions will begin at the end of the first full payroll period after your automatic payroll deduction election has been processed.

  Dividend Reinvestment

        You may elect to reinvest all, part or none of the dividends paid on your Blyth Common Stock for the purchase of additional shares. You may enroll online or by using the enclosed Enrollment Authorization Form. The options available to you are as follows:

  •
  Full Dividend Reinvestment    EquiServe will apply all your dividends on all Blyth Common Stock registered in your name toward the purchase of additional shares of Blyth Common Stock.

  •
  Partial Dividend Reinvestment    EquiServe will pay your dividends in cash on the number of shares of Blyth Common Stock you specify on the enclosed Enrollment Authorization Form and apply the balance of your dividends toward the purchase of additional shares of Blyth Common Stock.

  •
  Optional Cash Investments Only    EquiServe will pay your dividends in cash on all the shares and partial shares, if applicable, of Blyth Common Stock held by you in stock certificate form as well as book-entry shares credited to your name.

  Dividends (when declared) are normally paid semi-annually in the fall and the spring. EquiServe will continue to reinvest your dividends as you have indicated on your enrollment form until you specify otherwise. You may change your election at any time by either completing and submitting a new Enrollment Authorization Form, by accessing your Plan account online at EquiServe's website, www.equiserve.com, or by contacting EquiServe directly at 1-800-446-2617. To be effective for a specific dividend, any election or change must be received by EquiServe before the record date for that dividend.

PURCHASING YOUR SHARES UNDER THE PLAN

  Source of Shares

        EquiServe may purchase shares of Blyth Common Stock either in the open market through a registered broker-dealer or directly from Blyth. Shares purchased directly from Blyth will be issued from authorized but unissued shares or treasury shares.

  Purchase Price

        For Plan shares purchased on the open market, the purchase price will be the weighted average price of all Blyth Common Stock purchased by EquiServe for that investment date.

        For Plan shares purchased directly from Blyth, the price will be the average of the daily high and low sales prices of Blyth Common Stock as reported by the New York Stock Exchange on the investment date. If no trading of Blyth Common Stock occurs on the New York Stock Exchange on that date, then the price will be the average of the average of the daily high and low sales prices of Blyth Common Stock for the five trading days immediately preceding the investment date on which Blyth Common Stock was traded on the New York Stock Exchange.

  Investment Date

        EquiServe will normally invest any initial or optional cash investment by check or automatic deductions from a U.S. bank account towards the purchase of Blyth Common Stock no later than five business days after the receipt of the funds, but if market conditions do not permit, the purchases will be completed as soon as possible thereafter, subject to any applicable clearance delay with respect to checks drawn on non-U.S. banks.

        For Plan shares purchased directly from Blyth, the investment date for dividend reinvestment will be the dividend payment date.

        For Plan shares purchased on the open market, EquiServe will purchase shares for dividend reinvestment beginning on the investment date, which will be the dividend payment date, but if market conditions do not permit, the purchases will be completed as soon as possible thereafter. If the dividend payment date falls on a day on which the New York Stock Exchange is not open, the investment date will be the next day the New York Stock Exchange is open. Purchases may be made over a number of days at the discretion of EquiServe.

        If you are an employee of Blyth or one of its U.S. subsidiaries, and if you authorize automatic payroll deductions, the funds that you have elected to invest will be deducted from your paycheck on the first payday of each month. Such payroll deductions generally will be invested no later than the Payroll Deduction Investment Date.

        After each transaction, EquiServe will send you a Plan statement that will include the amount invested, purchase price or sale price of your shares, the number of shares purchased or sold and any applicable service charges. You may also view any of your Plan account activity online at EquiServe's website, www.equiserve.com.

TIMING AND CONTROL OF PURCHASES

        EquiServe will arrange for the purchase of all Blyth shares for the Plan. Neither Blyth nor any Plan participant will control either the date, timing or pricing of shares purchased or the selection of the broker or dealer through or from whom purchases are to be made. Accordingly, you will bear any risk associated with fluctuations in the market price of Blyth Common Stock while your funds are held pending investment. In addition, you will not earn interest on cash held by the Plan Agent for your account pending investment.

INSUFFICIENT FUNDS

        If your check, electronic funds transfer or automatic monthly withdrawal from a bank account is rejected because of insufficient funds, EquiServe will charge you an uncollected funds fee of $25, cancel your purchase request and immediately remove from your account any shares of Blyth Common Stock purchased on the credit of the uncollected funds. EquiServe may sell such shares to satisfy any uncollected amounts plus the $25 fee, and, if the proceeds of such sale are insufficient, EquiServe may sell additional shares from your Plan account until the uncollected balance and such fee are satisfied in full.

GIFT TRANSFERS

        You may make gift transfers of all or part of the Blyth shares held by you in your Plan account to a new or existing account, or to someone who does not have a Plan account, by calling EquiServe and requesting transfer instructions. Transfer instructions are also available online at EquiServe's website, www.equiserve.com. Gifts must be made in whole shares unless your entire account balance is transferred. Once your completed transfer instructions are received by EquiServe, your request will be processed promptly. There is no charge for this service.

        You may make a gift to someone who is not enrolled in the Plan by establishing a new account and making an initial investment in the recipient's name. If you do not wish to enroll the recipient in the Plan, you may simply request transfer instructions and transfer some of your shares in accordance with the instructions you receive from EquiServe. If the recipient is already a Plan participant, you may make a gift by making an optional cash investment in the recipient's name. However, whether you are establishing an account or making an optional cash investment as a gift, you are subject to minimum requirements and enrollment fees established by the Plan. After the transfer, the tranferee will receive a Plan statement showing the number of shares transferred to and held in the transferee's account. The transferee may change the investment option after the transfer has been made.

SHARE SAFEKEEPING SERVICE

        In addition to retaining the shares purchased under the Plan, EquiServe provides a "safekeeping" service under which any shares of Blyth Common Stock sent by a Plan participant to EquiServe for safekeeping are credited to the Plan participant's account in book-entry form. This safekeeping service is available for shares that a Plan participant currently owns and for any shares that a Plan participant subsequently acquires. Shareholders must be Plan participants to use the safekeeping service (whether they have elected full or partial reinvestment or optional investments only). Certificates sent to EquiServe for safekeeping should not be endorsed.

        If you wish to deposit any certificated shares, you must mail your request and your certificate(s) to EquiServe at the following address:

EquiServe Trust Company, N.A.
Blyth InvestDirectSM Stock Purchase Plan
P.O. Box 43070
Providence, RI 02940-3070

        It is recommended that certificates be sent to EquiServe by registered or certified mail, return receipt requested, or some other form of traceable mail, and properly insured.

YOUR PLAN STATEMENTS AND CONFIRMATIONS

        Each time you purchase, deposit, transfer, gift or withdraw shares, EquiServe will send you a transaction statement. Statements will be sent promptly following each transaction. You may also view any of your Plan account activity online at EquiServe's website, www.equiserve.com.

YOUR RIGHTS AS A BLYTH SHAREHOLDER

        Plan participants possess all of the rights and privileges that any Blyth shareholder enjoys. As a Blyth shareholder, you will receive copies of all communications sent generally to Blyth shareholders, including annual reports and proxy statements. The proxy statement and proxy form for meetings of Blyth shareholders will cover all of the Blyth shares you own, including any shares you own directly outside of the Plan (other than shares held in street name, as to which a separate mailing will be made). The proxy allows you to indicate how you want your shares to be voted.

CHANGING YOUR INVESTMENT OPTIONS

        You may change or stop automatic monthly withdrawals from your bank account online at EquiServe's website, www.equiserve.com, or by writing to EquiServe. Automatic dividend reinvestment may be changed or stopped in the same manner. EquiServe must receive your written request at least five business days before the date of the next automatic withdrawal. Forms may be obtained by calling EquiServe at 1-800-446-2617. If you are an employee of Blyth or one of its U.S. subsidiaries, you may change or stop your automatic payroll deductions by notifying your local Human Resources representative that you wish to change or stop such deductions (subject to Blyth's stock trading "blackout" policies for its employees as in effect from time to time, in which event the deductions will be stopped or changed as soon as practicable after the date of your notice).

REFUNDS

        You may obtain a refund of your initial investment or any optional cash investment if your written request for refund is received by EquiServe at least two business days prior to the investment date. EquiServe will mail you a refund check within approximately two weeks of your request.

WITHDRAWAL FROM THE PLAN

        You may withdraw from the Plan at any time by completing the tear-off form on your Plan Statement and mailing it to EquiServe, calling EquiServe at 1-800-446-2617 or by accessing your Plan account online at EquiServe's website, www.equiserve.com. Upon withdrawal, you may instruct EquiServe to sell your Blyth shares held in the Plan, as described below, or to send you stock certificates for all of your Blyth shares in the Plan. If you request a certificate for all shares in your account, your Plan account will be closed, a certificate will be issued for the total number of whole shares in your account, and any remaining fractional shares will be liquidated and EquiServe will send the net proceeds to you less any service charge, brokerage commission or any other cost of sale. The sale price will be based upon the then-current market price of Blyth Common Stock.

        If you do not own at least one whole share registered in your name or held through the Plan, your participation in the Plan may be terminated. If your participation in the Plan has been terminated, any remaining fractional shares will be liquidated and EquiServe will send the net proceeds to you less any service charge, brokerage commission or any other cost of sale.

  Obtaining a Stock Certificate for your Plan Shares

        You may obtain a stock certificate for any or all of your shares of Blyth Common Stock that are credited to your account by completing the tear-off form on your Plan Statement and mailing it to EquiServe, calling EquiServe at 1-800-446-2617 or by accessing your Plan account online at EquiServe's website, www.equiserve.com. If you request a certificate for all shares in your account, your Plan account will be closed, a certificate will be issued for the total number of whole shares in your account, and any remaining fractional share will be liquidated and EquiServe will send the net proceeds to you less any service charge, brokerage commission or any other cost of sale.

SELLING YOUR SHARES

        You may sell some or all of your shares held in the Plan either by mailing the tear-off form on your Plan Statement to EquiServe, by calling EquiServe at 1-800-446-2617 or by accessing your Plan account online at www.equiserve.com. Upon receipt of a request to sell some or all of your shares, EquiServe will make every effort to process your order on the day it is received. To do so, your instructions must be received before 1:00 p.m. Eastern time on a business day in which EquiServe and the New York Stock Exchange are open. Your sales price will be the weighted average price received by EquiServe for all sales made on the day on which your shares are sold. The cash proceeds that you will receive for the shares sold will be equal to this weighted average daily sales price, less both a service charge of $15.00 and a brokerage commission of $0.12 per share (or fraction of a share) sold. Please note that EquiServe cannot accept instructions to sell on a specific day or at a specific price. All sale requests having an anticipated market value of $100,000.00 or more must be submitted in written form. In addition, all sale requests within thirty (30) days of an address change to your account must be submitted in written form. EquiServe will mail you a check for the net proceeds from the sale of your shares within three business days after the settlement date.

        If you prefer, you may withdraw your Blyth shares from the Plan and sell them through your broker.

FEES

        All Plan fees and charges, including brokerage commissions are subject to change by Blyth and EquiServe. Participants will be notified promptly of any changes. The current Plan fees and charges are as follows:

Description	Amount
Reinvestment of Dividends	No Charges
Initial enrollment fee, if applicable*	$10.00
Service charge for optional cash investments	$5.00 per purchase
Service charge for investment of automatic bank withdrawals	$2.00 per purchase
Brokerage commissions on open market purchases of Plan shares (including optional cash payments and dividend reinvestment)*	$0.10 per share
Service charge for sale of Plan shares	$15.00 per sale
Brokerage commissions on sale of Plan shares	$0.12 per share
Gift Transfer of shares	No Charges
Certificate deposit	No Charges
Charge for dishonored checks/automatic monthly withdrawals	$25.00

*
Blyth employees who have elected to make investments through automatic payroll deductions will not be charged an initial enrollment fee nor will they be charged a service charge or brokerage commissions for the purchase of shares through payroll deductions.

TAX CONSEQUENCES

        All Blyth shares that are sold through EquiServe will be reported to the Internal Revenue Service as required by law. IRS Form 1099-B will be mailed by January 31 to all those who sold stock through the Plan. Any gain or loss you incur should be reflected when you file your income tax returns. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis for the shares. A transfer of shares to the Plan or withdrawal of shares that are not actually sold will not generate a gain or loss for federal income tax purposes.

        When EquiServe purchases shares for your account on the open market rather than directly from Blyth, you must include in your gross income, as an additional dividend, your allocable share of any brokerage commissions paid by Blyth. This amount will be reported to you and the IRS on Form 1099-DIV shortly after the end of each calendar year. Your tax basis on these shares will be the cost of the shares plus your allocable share of brokerage commissions paid by Blyth.

        EquiServe will not withhold income taxes for U.S. citizens or entities, unless you fail to furnish a properly completed Form W-9 or its equivalent, or are otherwise subject to back-up withholding. If you fail to furnish a properly completed Form W-9 or its equivalent, or are otherwise subject to backup withholding, EquiServe must withhold from amounts due to you and pay to the IRS backup withholding, currently 28%, of any dividends, the proceeds of any sale of a fractional share and of the proceeds of any sale of whole shares.

        If you are a non-U.S. resident shareholder, or a non-U.S. entity, you generally are subject to a withholding tax on dividends, and EquiServe is required to withhold an appropriate amount based on U.S. Treasury regulations or a treaty provision. All non-U.S. resident shareholders must complete and sign a W-8 form certifying the national tax to which they are subject. Failure to comply may result in up to 30% withholding.

        If you are an employee of Blyth or one of its U.S. subsidiaries who has elected to make investments through automatic payroll deductions, the brokerage commissions on the purchase on the open market of Plan shares acquired with funds derived from such automatic payroll deductions will be considered taxable income to you because they will be paid for your account by Blyth. The total amount of such commissions and service charges will be reported to you on your W-2 and will be subject to payroll withholding in accordance with applicable law. Such amounts will also be reported to the Internal Revenue Service and, where applicable, to state tax authorities shortly after the end of each calendar year.

        Be sure to keep your Plan Statements for income tax purposes.

        If you have any questions about the tax treatment of any transaction or your participation in the Plan, please consult your tax advisor.

CHANGES TO THE PLAN

        Blyth may terminate, suspend or change the Plan, including its fees and charges, including brokerage commissions, at any time. We will send you written notice of any significant changes. Blyth and EquiServe also have the right to adopt other rules and regulations from time to time in order to enhance the operation of the Plan.

STOCK SPLITS, STOCK DIVIDENDS AND OTHER DISTRIBUTIONS

        In the event that shares of Blyth Common Stock are distributed in connection with any stock split, stock dividend or similar transaction, each Plan account will be adjusted to reflect the receipt of the distributed shares in book entry form. Your Plan Statement will reflect any such adjustments.

RESPONSIBILITIES OF BLYTH AND EQUISERVE

        Neither Blyth nor EquiServe shall be liable for any act, or omission to act, which was done in good faith, including any claim of liability arising out of the failure to cease reinvestment of dividends for a Plan participant's account upon the Plan participant's death prior to receipt of notice in writing of the death along with a request to cease dividend reinvestment from a qualified representative of the deceased, the price at which Blyth Common Stock is purchased or sold for Plan participants' accounts, the times when purchases or sales are made, or fluctuations in the market value of Blyth Common Stock.

NON-U.S. INVESTORS

        If you are a non-U.S. investor, you are responsible for ensuring that your participation in the Plan does not violate any laws of your home country, and neither Blyth nor EquiServe will be responsible for compliance with non-U.S. laws. Blyth reserves the right to limit or deny enrollment in the Plan by any non-U.S. investor.

USE OF PROCEEDS

        The proceeds from the sale by Blyth of newly issued shares will be used for general corporate purposes.

LEGAL MATTERS

        Certain legal matters in connection with the Plan have been passed upon for Blyth by Finn Dixon & Herling LLP, Stamford, Connecticut. As of the date hereof, certain attorneys who are partners of, or employed by, Finn Dixon & Herling LLP, and who have provided advice with respect to the offer and sale of securities pursuant to the Plan, beneficially own an aggregate of 10,975 shares of Common Stock.

EXPERTS

        The audited consolidated financial statements and schedule of the Company and its subsidiaries incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

        A Registration Statement on Form S-3 under the Securities Act of 1933, as amended, relating to the shares of Common Stock offered pursuant to the Plan has been filed by the Company with the Securities and Exchange Commission (the "Commission"), in Washington, D.C. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares of Common Stock offered pursuant to the Plan, you may refer to such Registration Statement and exhibits and schedules filed as a part thereof. The Company also files periodic reports, proxy statements and other information with the Commission. You may read and copy the Registration Statement and such other materials at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the public reference room. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Commission's website may be accessed via the Internet at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference:

  (1)
  The Company's Annual Report on Form 10-K for the year ended January 31, 2004.

  (2)
  The Company's Proxy Statement dated May 24, 2004.

  (3)
  The description of the Common Stock of the Company which is contained in the Registration Statement on Form 8-A filed by the Company on April 19, 1994.

  (4)
  The Company's Current Report on Form 8-K/A filed on May 6, 2004 (amending an earlier report).

  (5)
  The Company's Current Report on Form 8-K filed on May 3, 2004.

  (6)
  The Company's Current Report on Form 8-K/A filed on April 30, 2004 (amending an earlier report).

  (7)
  The Company's Current Report on Form 8-K filed on April 27, 2004.

  (8)
  The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2003.

  (9)
  The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2003.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be incorporated by reference into this Prospectus and shall be deemed to be part of this Prospectus from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide, upon request, without charge to each person, including any beneficial owner to whom a copy of this Prospectus has been delivered, a copy of any or all of the documents which have been or may be incorporated in this Prospectus by reference, other than certain exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Requests for such copies should be directed to: Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831-5118, Attention: Investor Relations, Telephone: 1-203-661-1926.

ENROLLMENT AUTHORIZATION FORM

Please enroll my account as follows: Place an "X" in ONE box only, using a dark ink pen or a #2 pencil (☒).
If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.
☐	FULL DIVIDEND REINVESTMENT Reinvest all dividends for this account.
☐	PARTIAL DIVIDEND REINVESTMENT Send any dividends in cash on * whole shares and reinvest any remaining dividends.
☐	VOLUNTARY CASH PAYMENTS ONLY (NO DIVIDEND REINVESTMENT) All dividends will be paid in cash.
*Cannot be greater than the total number of certificated and/or book-entry shares that may hereafter be registered in your name.
Participants may also make voluntary cash payments by check or money order and/or by automatic deductions from their bank or financial institution.
AUTOMATIC DEDUCTIONS To authorize deductions, complete both sides of the next form below.

Signature(s) of Registered Owner(s):	Date
Date
All joint owners must sign

(please detach, but do not fold or staple)

				3.	ACCOUNT TYPE ☐ ☐ CHECKING SAVINGS
BANK ROUTING NUMBER		BANK ACCOUNT NUMBER		WITHDRAWAL AMOUNT
1.	☐☐☐☐☐☐☐☐☐	2.	☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐	4.	$☐☐☐☐☐.00	5.	CYCLE 1ST ☐ 2ND ☐
						WITHDRAWAL AMOUNT MUST BE IN WHOLE DOLLARS ONLY, DO NOT INDICATE CENTS
AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS		SEE REVERSE SIDE FOR IMPORTANT INFORMATION I (We) agree to the terms of the Automatic Deduction Authorization on the reverse side.
	6.	SIGNATURE(S) DATE

(Please detach, but do not fold or staple)

VOLUNTARY CASH PAYMENT FORM

To purchase additional shares, please make your check or money order payable in United States dollars to EquiServe-Investment Plan Services.
Please note your account number and company name on your payment.
DO NOT SEND CASH.
Amount enclosed $
MAIL YOUR PAYMENT TOGETHER WITH THIS FORM IN THE POSTAGE PRE-PAID ENVELOPE PROVIDED OR TO THE ADDRESS SHOWN ON THE REVERSE SIDE OF THIS FORM.
( ) Daytime telephone number

Participation in the plan is subject to the terms as outlined in the plan description.

For information, you may access EquiServe's website at www.equiserve.com, call EquiServe at the number listed in the enclosed plan description or write to EquiServe at P.O. Box 43081, Providence, RI 02940-3081.

Voluntary cash payments should be mailed to EquiServe—Investment Plan Services, P.O. Box 13531, Newark, NJ 07188-0001.

USE THIS ILLUSTRATION AS A GUIDE TO HELP YOU COMPLETE THE AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS

[GRAPHIC OMITTED—
VOID SAMPLE CHECK]

AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS
INSTRUCTIONS—PLEASE COMPLETE ALL 7 STEPS

Complete and return this form ONLY if you wish to authorize automatic deductions to purchase additional shares. Deductions can only be made from accounts at U.S. banks and financial institutions. There are 7 steps to complete on both sides of this authorization form. Each one is important in setting this up for you. Please be sure to complete all 7 steps, using a dark ink pen or a #2 pencil. Let's start with the 6 items on the reverse side.

1.	—	Bank Routing Number: Locate your bank's 9 digit routing number in the lower left portion of your check or deposit slip as illustrated above. Write that number in the 9 boxes across the top of the grid and then shade in the corresponding box beneath each number.
2.	—
Bank Account Number: Locate your bank account number and shade in the grid as you did in Step 1. Please note, there may be more spaces than you need, so be sure to start from the left side as the machine that reads this form will start reading the grid from the left side. Please do not put dashes or leave blank spaces between your numbers.
3.	—
Account Type: Are we debiting your checking or savings account? Check one. If deductions are to be made from a money market account, please contact your bank/financial institution to confirm if your account is a checking or a savings account.
4.	—
Withdrawal Amount: Enter the amount to debit from your bank account in the boxes across the top of the grid. Now, shade in the grid as you did before. Express the withdrawal amount in whole dollars only, no cents. (Refer to the enclosed plan description for the minimum amount.)
5.	—
Cycle: Refer to the enclosed plan description for the frequency of automatic deductions. If the plan permits deductions only once a month, please shade in the grid under "1st cycle." If the plan permits deductions twice per month, you must indicate your choice of deduction dates, either the earlier date (1st cycle) or the later date (2nd cycle), or both.
6.	—	Signature(s): Also, be sure to read the Automatic Deduction Authorization (below, at left) that authorizes us to perform this service for you.
7.	—	Bank/Financial Institution Information: Now, fill in the bank name and address (below, at right) and you're all done.

Automatic Deduction Authorization

        I (We) hereby authorize EquiServe to make deductions of funds from the checking or savings account in the amount stated on the reverse of this form. These funds will be used to purchase shares to be credited to my (our) account.

7. Bank/Financial Institution Information
NAME
ADDRESS

CITY	STATE	ZIP CODE

VOLUNTARY CASH PAYMENT INFORMATION

Voluntary cash payments should be mailed to EquiServe—Investment Plan Services, P.O. Box 13531, Newark, NJ 07188-0001.

For information, you may access EquiServe's website at www.equiserve.com, call EquiServe at the number listed in the enclosed plan description or write to EquiServe at P.O. Box 43081, Providence, RI 02940-3081.

STOCK PURCHASE INITIAL INVESTMENT FORM

Please check only one box below: (☒).
If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.
	☐	FULL DIVIDEND REINVESTMENT Reinvest all dividends for this account.
	☐	PARTIAL DIVIDEND REINVESTMENT Send any dividends in cash on * whole shares and reinvest any remaining dividends.
* Cannot be greater than the total number of certificated and/or book-entry shares that may hereafter be registered in your name.
	☐	ALL CASH (NO DIVIDEND REINVESTMENT) All dividends will be paid in cash.
The name and address above are for mailing purposes only. Please complete one of the ACCOUNT LEGAL REGISTRATIONS below to show the exact name in which the account will be established. (Please refer to the Definitions of Account Legal Registrations on the reverse side.)		Under each of the options above, participants may make additional cash investments by check or by automatic deductions from their U.S. bank or financial institution.

ACCOUNT LEGAL REGISTRATIONS (CHOOSE AND COMPLETE ONLY ONE):

☐ SINGLE/JOINT ACCOUNT	☐ CUSTODIAL ACCOUNT	☐ TRUST ACCOUNT

Name	Custodian's Name (only one custodian permitted)	Trust Name or Beneficiary

Joint Owner (if any)	Minor's Name	Trustee Name

Joint Owner (if any)	Minor's State of Residence	Date of Trust

- - TIN (Social Security Number)	- - Minor's TIN (Social Security Number)	- - TIN (Employer Identification Number)

ACCOUNT ADDRESS
	Street	Apt. No.
( )

City	State	Zip Code	Daytime Phone No.
•
By signing this form, I acknowledge that I have received and read the plan document and agree to abide by the terms and conditions of the plan.

•
Certification: Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number, and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a resident alien).

•
Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding.

SIGNATURE(S)	DATE

All joint owners must sign... This form will be rejected if it is not properly signed.
E-mail Address:

To enroll, you may make your initial investment by either check or automatic deductions from your U.S. bank or financial institution (see reverse). If you enroll by check, you may also authorize automatic deductions for future purchases of shares.

☐	Enclosed is a check for $ Check must be payable in U.S. Dollars to "EquiServe" (Please include the name of the security in the Memo portion on your check.)
☐	I (We) authorize automatic deductions of funds from my (our) U.S. bank or financial institution as indicated on the reverse.

PLEASE REFER TO THE ENCLOSED PLAN DOCUMENT FOR THE MINIMUM AMOUNT OF THE INITIAL INVESTMENT

This Initial Investment Form, when completed and signed, should be mailed with your check (if applicable) in the enclosed envelope. If you do not have the envelope, mail your payment (if applicable) and the form to EquiServe, P.O. Box 13517, Newark, NJ 07188-0001.

For information about this plan, you may access EquiServe's website at www.equiserve.com, call EquiServe at the number listed in the enclosed plan document or write to EquiServe at P.O. Box 43081, Providence, RI 02940-3081.

(SEE REVERSE)

DEFINITIONS OF ACCOUNT LEGAL REGISTRATIONS

1.	SINGLE/JOINT:	Joint account will be presumed to be joint tenants with right of survivorship unless restricted by applicable state law or otherwise indicated. Only one Social Security Number is required.
2.	CUSTODIAL:	A minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts or Transfers to Minors Act in the minor's state of residence.
3.	TRUST:	Account is established in accordance with the provisions of a trust agreement.

AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS

COMPLETE THE INFORMATION BELOW FOR PURCHASES USING AUTOMATIC DEDUCTIONS
Deductions can only be made from accounts at U.S. banks and financial institutions. Refer to the enclosed plan document for the minimum amount of each automatic deduction.

PLEASE PRINT ALL INFORMATION==>Compare your own check (or savings deposit slip) to the example below and print the requested information as it appears on YOUR OWN CHECK (or savings deposit slip).

1.	Type of Account: ☐ Checking ☐ Savings
2.
Bank Account Number (see example below)
3.
Bank Routing Number (see example below)
4.	$
Amount of automatic deduction. (Refer to the enclosed plan document for the minimum amount). Express the withdrawal amount in whole dollars only, no cents.
5.	Cycle: ☐ 1st ☐ 2nd
Refer to the enclosed plan document for the frequency of automatic deductions. If the plan permits deductions once a month, please shade in the box next to the "1st cycle". If the plan permits deductions twice per month, you must indicate your choice of deduction dates, either the earlier date (1st cycle) or the later date (2nd cycle), or both.
6.
Name on Bank Account (see example below)
7.
Financial Institution (see example below)

Branch Name

Branch Street Address

Branch City, State and Zip Code

Please enclose a copy of a VOIDED check or a savings deposit slip to verify banking information.

I (we) understand that in furnishing the information requested above and by signing this form, I (we) authorize EquiServe to withdraw the specified amount by electronic funds transfer from the financial institution and account indicated. These funds will be used to purchase shares as described in the enclosed plan document. This authorization form will remain in effect until I (we) submit written revocation or terminate participation in the plan, and EquiServe has sufficient time to act on that revocation or termination.

Signature(s)
Date	Daytime Phone Number ( )

USE THIS ILLUSTRATION AS A GUIDE TO HELP YOU COMPLETE THE AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS

Name on Bank Account--	John Doe 123 Your Street Anywhere, U.S.A. 12345		No. 6789
Date
	Pay To The Order Of:		$
Dollars

Financial Institution and Branch Information--	Your Bank Name 123 Main Street Anywhere, U.S.A. 12345
	Memo		DO NOT INCLUDE YOUR CHECK NUMBER!
	021001013	332112143	6789
	^ Bank Routing Number	^ Bank Account Number

QuickLinks

BLYTH, INC. BLYTH INVESTDIRECTSM STOCK PURCHASE PLAN
BLYTH, INC. BLYTH INVESTDIRECTSM STOCK PURCHASE PLAN
PROSPECTUS
TABLE OF CONTENTS
THE COMPANY
THE BLYTH INVESTDIRECTSM STOCK PURCHASE PLAN
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
ENROLLMENT AUTHORIZATION FORM
VOLUNTARY CASH PAYMENT FORM
AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS INSTRUCTIONS—PLEASE COMPLETE ALL 7 STEPS
VOLUNTARY CASH PAYMENT INFORMATION
STOCK PURCHASE INITIAL INVESTMENT FORM
ACCOUNT LEGAL REGISTRATIONS (CHOOSE AND COMPLETE ONLY ONE)
DEFINITIONS OF ACCOUNT LEGAL REGISTRATIONS
AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS